UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 AMENDMENT NO. 1

TO

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Future FinTech Group Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 to Definitive Proxy Statement on Schedule 14A is being filed solely to replace the proxy card included in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 20, 2025, which contained errors in the list of director nominees. Updated proxy cards are being delivered to shareholders to allow them to submit or resubmit their votes.

By Order of the Board of Directors

Future FinTech Group Inc.

By:	/s/ Hu Li
Hu Li, Chief Executive Officer and Director

FUTURE FINTECH GROUP INC.

PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Meeting Address: 02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong, China

Meeting Date: December 12, 2025 at 10:00 A.M., local time

IMPORTANT NOTICE: THIS UPDATED PROXY CARD REPLACES THE PRIOR PROXY CARD THAT WAS PREVIOUSLY DELIVERED TO YOU, WHICH CONTAINED ERRORS IN THE LIST OF DIRECTOR NOMINEES AND SHOULD NO LONGER BE USED. THE TWO INCORRECT DIRECTOR NOMINEES HAVE BEEN REMOVED, AND THE TWO MISSING DIRECTOR NOMINEES HAVE BEEN ADDED AT THE END OF THE UPDATED PROXY CARD. PLEASE SUBMIT OR RESUBMIT YOUR VOTE USING THIS UPDATED PROXY CARD.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSALS AND NOMINEES.

I.	Election of Board of Directors:

1)		☐	FOR	☐	AGAINST	☐	ABSTAIN

2)	Hu Li	☐	FOR	☐	AGAINST	☐	ABSTAIN

3)		☐	FOR	☐	AGAINST	☐	ABSTAIN

4)	Mingyong Hu	☐	FOR	☐	AGAINST	☐	ABSTAIN

5)	Mingjie Zhao	☐	FOR	☐	AGAINST	☐	ABSTAIN

II.	To ratify the appointment of Fortune CPA, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

☐	FOR	☐	AGAINST	☐	ABSTAIN

III.	To adopt and approve the Future FinTech Group Inc. 2025 Omnibus Equity Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

IV.	To approve the compensation of the named executive officers as disclosed in the Proxy Statement in a non-binding, advisory vote

☐	FOR	☐	AGAINST	☐	ABSTAIN

V.	Election of Board of Directors:

1)	Ting (Alina) Ouyang	☐	FOR	☐	AGAINST	☐	ABSTAIN

2)	David Xu	☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: The proxyholders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of the management of Future FinTech Group Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE: www.Transhare.com click on Vote Your Proxy

Enter Your Control Number:

TO VOTE BY EMAIL: Please email your signed proxy card to Proxy@Transhare.com

TO VOTE BY FAX: Please fax this proxy card to 1.727. 269.5616

TO VOTE BY MAIL: Please sign, date and mail to: Proxy Team, Transhare Corporation, 17755 US Highway 19 N, Suite 140

Clearwater FL 33764

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated: